Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF DECEMBER 31, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$52,578
Cash equivalents held in trust	11,122

Total investments held in trust	63,700
Cash and cash equivalents	725
Fixed-maturity securities, at fair value	8,063
Accrued investment income	475
Prepaid expenses	12
Premiums receivable	531

Total assets	$73,506

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$16,648
Losses payable	696
Unearned premiums	1,094
Accrued ceding commission expense	44
Other liabilities	162

Total liabilities	18,644

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(15,018)

Total stockholder’s equity	54,862

Total liabilities and stockholder’s equity	$73,506

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED DECEMBER 31, 2014

(in thousands)

Revenues:
Premiums earned	$530
Other income	—
Net investment income	(105)

Total revenues	425

Expenses:
Underwriting expenses	47
General and administrative expenses	157
Loss from contract termination	—

Total expenses	204

(Loss) income before federal income taxes	221
Federal income tax benefit	—

Net (loss) income	$221